Exhibit a (1)


                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                                GAM AVALON, L.P.

The undersigned, desiring to form a limited partnership under the laws of the State of Delaware does hereby certify as follows:

     (1) The name of the limited partnership is GAM Avalon, L.P. (the "Partnership").

     (2) The registered office of the Partnership in the State of Delaware is located at 1013 Centre Road in the City of Wilmington, County of New Castle. The name of the registered agent of the Partnership at such address is Corporation Service Company.

     (3) Global Asset Management (USA) Inc. is the sole general partner (the "General Partner") of the Partnership. The business address of the General Partner is 135 East 57th Street, New York, New York 10022.


IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 7th day of June , 2000.

                                              Global Asset Management (USA) Inc.
                                              General Partner

                                            By:/s/ Kevin J. Blanchfield
                                               -------------------------------
                                           Name: Kevin J. Blanchfield
                                          Title: Chief Operating Officer